UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1.    REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2019, FedEx Corporation (“FedEx”), as borrower, entered into a $2.0 billion five-year credit agreement (the “Five-Year Credit Agreement”) and also entered into a $1.5 billion 364-day credit agreement (the “364-Day Credit Agreement” and, together with the Five-Year Credit Agreement, the “New Credit Agreements”). FedEx entered into each of the New Credit Agreements with a syndicate of banks and other financial institutions (the “Five-Year Lenders” and “364-Day Lenders,” respectively), including JPMorgan Chase Bank, N.A., individually and as administrative agent, Bank of America, N.A., individually and as syndication agent, and Citibank, N.A., The Bank of Nova Scotia and Wells Fargo Bank, National Association, each individually and as a co-documentation agent. The syndicate of lenders for each of the New Credit Agreements was arranged by JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citibank, N.A., The Bank of Nova Scotia and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.

The New Credit Agreements replaced the $2.0 billion Five-Year Credit Agreement dated as of November 13, 2015, as amended by the First Amendment dated as of January 26, 2018, among FedEx, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders (the “Terminated Credit Agreement”). The Terminated Credit Agreement was terminated effective March 22, 2019. The terms of the Terminated Credit Agreement are summarized on FedEx’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 18, 2015 and January 26, 2018.

The Five-Year Credit Agreement provides the terms under which the Five-Year Lenders will make available to FedEx an unsecured multi-currency revolving credit facility in an aggregate amount of up to $2.0 billion, including a $250 million sub-limit for letters of credit. FedEx may elect to increase the aggregate amount available under the facility to up to a total of $2.5 billion. The 364-Day Credit Agreement provides the terms under which the 364-Day Lenders will make available to FedEx an unsecured multi-currency revolving credit facility in an aggregate amount of up to $1.5 billion.

Borrowings under the New Credit Agreements may be used for FedEx’s general corporate purposes, including acquisitions. As of March 22, 2019, FedEx had not made any cash borrowings under the New Credit Agreements, but rolled over $53,355,644 in outstanding letters of credit issued under the Terminated Credit Agreement into the Five-Year Credit Agreement.

The Five-Year Lenders’ and the 364-Day Lenders’ commitments under the New Credit Agreements will terminate on March 22, 2024 and March 20, 2020, respectively, unless terminated earlier by FedEx or by the administrative agent upon an event of default. FedEx’s obligations under the New Credit Agreements are guaranteed by the same FedEx subsidiaries that guarantee FedEx’s outstanding public debt securities.

Loans under the New Credit Agreements denominated in U.S. Dollars will bear interest at a rate per year generally equal to, at FedEx’s election, either:

•

the highest of (a) the interest rate quoted by the Wall Street Journal as the prime rate in the United States; (b) 0.5% plus the greater of (i) the federal funds effective rate and (ii) the overnight bank funding rate, each as determined by the Federal Reserve Bank of New York; and (c) the adjusted London Interbank Offered Rate (“LIBO Rate”) for a one-month interest period plus 1.0%, plus the applicable margin for such loans (“ABR Loans”); or

•	the LIBO Rate for the selected term, plus the applicable margin for such loans (“Eurodollar Loans”).

Loans under the New Credit Agreements denominated in Pounds Sterling will be classified as Eurodollar Loans, while loans denominated in Euros will bear interest at a rate per year equal to the euro interbank offered rate determined by the European Money Markets Institute displayed on the page EURIBOR01 of the Reuters Service.

Letters of Credit issued under the Five-Year Credit Agreement will be assessed a fee based upon the applicable margin charged for Eurodollar Loans. In addition, FedEx will pay the issuing banks a fronting fee of 0.125% per year on the undrawn and unexpired amount of each issued Letter of Credit.

FedEx will also pay commitment fees on the average daily undrawn amount of the facilities. The applicable margin for loans and the applicable commitment fees will vary depending upon FedEx’s senior unsecured non-credit-enhanced long-term debt ratings. For example, based upon FedEx’s current ratings of BBB (Standard & Poor’s) and Baa2 (Moody’s Investors Service), the applicable margin for ABR Loans would be 0.25%, the applicable margin for Eurodollar Loans would be 1.25%, and the applicable commitment fee rate would be 0.125% per year on undrawn commitments under the Five-Year Credit Agreement and 0.10% under the 364-Day Credit Agreement.

The New Credit Agreements contain customary affirmative and negative covenants, as well as customary events of default. The financial covenants in the New Credit Agreements require FedEx to maintain, at the end of each fiscal quarter, a ratio of consolidated total debt (short-term and long-term debt, including the current portion of such long-term debt) to consolidated EBITDA (less certain non-cash items and as at the last day of any period of four consecutive fiscal quarters) that does not exceed 3.5 to 1.0.

Certain of the Five-Year Lenders and 364-Day Lenders, as well as certain of the lenders under the Terminated Credit Agreement, and their affiliates engage in transactions with, and perform services for, FedEx and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in other commercial banking transactions and investment banking, financial advisory and other financial services transactions with FedEx and its affiliates.

The Five-Year Credit Agreement and 364-Day Credit Agreement will be filed as exhibits to FedEx’s annual report on Form 10-K for the fiscal year ending May 31, 2019.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 regarding the Terminated Credit Agreement is hereby incorporated by reference into this Item 1.02.

SECTION 2.    FINANCIAL INFORMATION.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: March 27, 2019	By:	/s/ MICHAEL C. LENZ
Michael C. Lenz
Corporate Vice President and Treasurer

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